EXHIBIT 24

POWER OF ATTORNEY

The undersigned does hereby make, constitute and appoint Lincoln D. Zehr as his lawful agent and attorney-in-fact solely for the purpose of executing and filing all reports on Form 10-K relating to the year ended December 31, 2011, and any amendments thereto, required to be filed with the Securities and Exchange Commission by iSecureTrac Corp.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 9th day of March 2012.

/s/ Roger Kanne
Roger Kanne

POWER OF ATTORNEY

The undersigned does hereby make, constitute and appoint Lincoln D. Zehr as his lawful agent and attorney-in-fact solely for the purpose of executing and filing all reports on Form 10-K relating to the year ended December 31, 2011, and any amendments thereto, required to be filed with the Securities and Exchange Commission by iSecureTrac Corp.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 15th day of February 2012.

/s/ Joseph Schwaller
Joseph Schwaller

POWER OF ATTORNEY

The undersigned does hereby make, constitute and appoint Lincoln D. Zehr as his lawful agent and attorney-in-fact solely for the purpose of executing and filing all reports on Form 10-K relating to the year ended December 31, 2011, and any amendments thereto, required to be filed with the Securities and Exchange Commission by iSecureTrac Corp.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 9th day of March 2012.

/s/ Greg Gaggini
Greg Gaggini

POWER OF ATTORNEY

The undersigned does hereby make, constitute and appoint Lincoln D. Zehr as his lawful agent and attorney-in-fact solely for the purpose of executing and filing all reports on Form 10-K relating to the year ended December 31, 2011, and any amendments thereto, required to be filed with the Securities and Exchange Commission by iSecureTrac Corp.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 9th day of March 2012.

/s/ Tom Burlin
Tom Burlin